Exhibit 10.5

ROTH CAPITAL PARTNERS, LLC

888 San Clemente Dr.

Newport Beach CA, 92660

CRAIG-HALLUM CAPITAL GROUP LLC

222 South Ninth Street, Suite 350

Minneapolis, MN 55402

January 2, 2024

Roth CH Acquisition V Co.

888 San Clemente Drive, Suite 400

Newport Beach, CA 92660

New Era Helium Corp.
4501 Santa Rosa Drive

Midland, Texas 79707

To whom it may concern:

Reference is made to the business combination marketing agreement dated as of November 30, 2021 (the “Agreement”), by and among Roth CH Acquisition V Co., a Delaware corporation (“Company”) and Roth Capital Partners, LLC (“Roth”) and Craig-Hallum Capital Group LLC (each an “Advisor” and together the “Advisors”).

WHEREAS, the Company has entered into a business combination and plan of reorganization (the “Merger Agreement”) with New Era Helium Corp. (“NEH”) and certain other parties thereto, pursuant to which the parties thereto have agreed to consummate a business combination and related transactions (the “Business Combination”).

NOW, THEREFORE, the parties hereto, for good and valuable consideration which each party acknowledges the receipt of, hereby agree as follows:

1.	By signing below (i) the Company and the Advisors hereby mutually agree that the Agreement is hereby terminated and is no longer of any force or effect, (ii) each Advisor acknowledges that no amounts, fees or expenses are due to it by the Company pursuant to the terms of the Agreement, and (iii) the Company acknowledges that it has no claim against Advisors in connection with the termination of the Agreement. Notwithstanding the termination of the Agreement, the parties acknowledge that Article 5 and Annex I of the Agreement shall survive.

2.	In addition, the Company and NEH mutually agree, jointly and severally, on the date of closing of the Business Combination, (y) to issue to the Advisors a total of 575,000 shares of common stock of the post-Business Combination company in amounts as shall be mutually designated by the Advisors (the “Advisor Shares”), with such shares to be duly authorized and, when issued and delivered to the Advisors, validly issued, fully paid and non-assessable, and shall not have been issued in violation of or subject to any preemptive or similar rights created under the post-Business Combination company’s organizational documents or applicable law or any other agreement or contract, and (z) to include the Advisor Shares issued pursuant to the foregoing clause (y) as a “Registrable Security” in that certain amended and restated registration rights agreement to be entered into upon the closing of the Business Combination.

3.	For the avoidance of doubt, none of the Advisor Shares issued pursuant to paragraph 2 shall be subject to any lockup agreement or other restrictions on transfer.

4.	This termination agreement shall terminate and be of no force or effect if the Merger Agreement is terminated in accordance with its terms.

[Signature Page Follows]

Very truly yours,

ROTH CH ACQUISITION V CO.

By:	/s/ Byron Roth
Name:	Byron Roth
Title:	Co-Chief Executive Officer

NEW ERA HELIUM CORP.

By:	/s/ E. Will Gray II
Name:	E. Will Gray II
Title:	Chief Executive Officer

By signing below, each of the parties below acknowledge and agree with the foregoing.

ROTH CAPITAL PARTNERS, LLC

By:	/s/ Bryron Roth
Name:	Byron Roth
Title:	Executive Chairman

CRAIG-HALLUM CAPITAL GROUP LLC

By:	/s/ Steve Dyer
Name:	Steve Dyer
Title:	Chief Executive Officer

[Signature Page to Termination Agreement]

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